Exhibit 4.3

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A SECURITIES PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE SECURITY HOLDER DATED APRIL 26, 2017, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

April __, 2017

BOSTON THERAPEUTICS, INC.

STOCK PURCHASE WARRANT

THIS CERTIFIES that __________________ (the “Holder”) is entitled, upon the terms and subject to the conditions hereinafter set forth in this Warrant (this “Warrant”), at any time on or after (except as otherwise limited below) the date of the applicable event specified below and on or prior to the Expiration Date, but not thereafter, to subscribe for and to purchase from Boston Therapeutics, Inc., a Delaware corporation (the “Company”), shares of the Company's common stock, $0.001 par value (the “Common Stock”).

This Warrant is issued pursuant to a Securities Purchase Agreement dated April __, 2017 (the “Purchase Agreement”), and is one of the Warrants (collectively, the “Warrants”) being issued in connection with the issuance of shares of Common Stock (the “Offering Shares”) being issued by the Company to raise interim financing of up to $2,000,000 (the “Offering”).  Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the Securities Purchase Agreement.

The following is a statement of the rights of the Holder of this Warrant and the conditions to which this Warrant is subject, to which the Holder, by the acceptance of this Warrant, agrees:

1.	Certain Definitions.

1.1          “Exercise Price” means $0.10 per Share.

1.2           “Expiration Date” means that date that is five (5) years after the issue date set forth above.

1.3           “Shares” means the shares of Common Stock issuable under this Warrant, computed in accordance with Section 2 below.

2.	Number of Shares and Exercise Price

2.1           This Warrant shall be exercisable for [•] Shares at the Exercise Price.

2.2           This Warrant may be exercised at any time on or prior to the Expiration Date.

3.	Exercise of Warrant

3.1           Payment. The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly executed at the Company’s principal executive office (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), and upon payment of the aggregate Exercise Price of the Shares thereby purchased (by cash or by check or bank draft payable to the order of the Company); whereupon the Holder shall be entitled to receive a certificate for the number of Shares so purchased. The Company agrees that if at the time of the surrender of this Warrant and purchase of the Shares, the Holder shall be entitled to exercise this Warrant, the Shares so purchased shall be issued to the Holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been exercised as aforesaid or on such later date requested by the Holder or on such earlier date agreed to by the Holder and the Company.

3.2           Cashless Exercise. Beginning on the six month anniversary of the date hereof, this Warrant may also be exercised by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), as set forth below. Further, where:

(A) = the average closing price on the thirty (30) trading days immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

The Holder will only be entitled to utilize this cashless exercise provision if he Shares underlying the Warrant are not registered for re-sale on a Form S-1 Registration Statement.

3.3           Delivery of Common Stock Certificates and New Warrant. As soon as reasonably practicable after each exercise of this Warrant, in whole or in part, and in any event within five (5) business days thereafter (“Warrant Share Delivery Date”), the Company, at its expense (including the payment by it of any applicable issue taxes), will cause the name of the Holder (or as Holder may direct) to be entered in the register of holders in respect of the Warrant Shares and further cause to be issued in the name of and delivered to the Holder hereof or as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct:

(a) a certificate or certificates (with appropriate restrictive legends, as applicable) for the number of duly authorized, validly issued, fully paid and nonassessable Warrant Shares to which the Holder shall be entitled upon exercise; and

(b) in case exercise is in part only, a new Warrant document of like tenor, dated the date hereof, for the remaining number of Warrant Shares issuable upon exercise of this Warrant after giving effect to the partial exercise of this Warrant (including the delivery of any Warrant Shares as payment of the Exercise Price for such partial exercise of this Warrant).

3.4           Notwithstanding anything in this Warrant to the contrary, in no event shall the holder of this Warrant be entitled to exercise a number of Warrants (or portions thereof) in excess of the number of Warrants (or portions thereof) upon exercise of which the sum of (i) the number of shares of Common Stock beneficially owned by the holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised Warrants and the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein) and (ii) the number of shares of Common Stock issuable upon exercise of the Warrants (or portions thereof) with respect to which the determination described herein is being made, would result in beneficial ownership by the holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause (i) of the preceding sentence. Notwithstanding anything to the contrary contained herein, the limitation on exercise of this Warrant set forth herein may not be amended without (i) the written consent of the holder hereof and the Company and (ii) the approval of a majority of shareholders of the Company.

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4.	Nonassessable

The Company covenants that all Shares which may be issued upon the exercise of this Warrant will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof.  Certificates for Shares purchased hereunder shall be delivered to the Holder promptly after the date on which this Warrant shall have been exercised.

5.	Fractional Shares

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  With respect to any fraction of a share called for upon the exercise of this Warrant, such fractional share shall be rounded down to the nearest whole share, and the Company shall pay to the Holder the amount of such fractional share multiplied by an amount equal to such fraction multiplied by the then current fair market value (determined in accordance with Section 3.2(a)) of a Share shall be paid in cash to the Holder.

6.	Charges, Taxes and Expenses

Issuance of certificates for Shares upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder.

7.	No Rights as Shareholders

This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.

8.	Saturdays, Sundays, Holidays, etc.

If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, a Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day that is not a Saturday, Sunday or legal holiday.

9.            Adjustments If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 9(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re classification.

10.	Miscellaneous.

10.1           Loss, Theft, Destruction or Mutilation of Warrant.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new Warrant executed in the same manner as this Warrant and of like tenor and amount.

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10.2           Waivers and Amendments.  This Warrant and the obligations of the Company and the rights of the Holder under this Warrant may be amended, waived, discharged or terminated (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) with the written consent of the Company (which shall not be required in connection with a waiver of rights in favor of the Company) and the holders of at least a majority of the then-outstanding aggregate principal amount under the Notes; provided, however, that no such amendment or waiver shall reduce the number of Shares represented by this Warrant without the consent of the Holder hereof; and provided further, however, that nothing shall prevent the Holder from individually agreeing to waive the observation of any term of this Warrant.  Any amendment, waiver, discharge or termination effected in accordance with this Section [10.2] shall be binding upon the Company, the Holder, and except pursuant to a waiver by an individual holder of another Warrant pursuant to the final proviso in the immediately preceding sentence, each other holder of Warrants.

10.3           Notices.  Any notice, request or other communication required or permitted hereunder shall be given in accordance with the Purchase Agreement.

10.4           Severability.  If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Warrant and the balance of this Warrant shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

10.5           Successors and Assigns.  Neither this Warrant nor any rights hereunder are transferable without the prior written consent of the Company.  Notwithstanding the foregoing, the Holder shall be permitted to transfer this Warrant to any affiliate (as that term is defined in the Securities Act of 1933, as amended) of the Holder.  If a transfer is permitted pursuant to this Section, the transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer.  In the event of a partial transfer, the Company shall issue to the holders one or more appropriate new warrants.  Subject to the foregoing, the provisions of this Warrant shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Company and the Holder.

10.6           Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to the Holder, upon any breach or default of the Company under this Warrant shall impair any such right, power, or remedy of the Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring.  Any waiver, permit, consent, or approval of any kind or character on the part of the Holder of any breach or default under this Warrant or any waiver on the part of the Holder of any provisions or conditions of this Warrant must be made in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Warrant or by law or otherwise afforded to the Investors, shall be cumulative and not alternative.

10.7           Titles and Subtitles.  The titles of the paragraphs and subparagraphs of this Warrant are for convenience of reference only and are not to be considered in construing this Warrant.

10.8           Construction.  The language used in this Warrant will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

10.9           Governing Law.  THIS WARRANT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF DELAWARE AS SUCH LAWS ARE APPLIED TO AGREEMENTS BETWEEN DELAWARE RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN DELAWARE.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Boston Therapeutics, Inc.

By:
Name:
Title:

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NOTICE OF EXERCISE

(To be executed upon exercise of Warrant)

WARRANT NO. ___

TO:         Boston Therapeutics, Inc.

[Address]

Attn:  Secretary

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, securities of Boston Therapeutics, Inc., as provided for therein, and:

Payment shall take the form of (check applicable box):

☐in lawful money of the United States; or

☐(if available) the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2.2 to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in Section 2.2.

Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned (please print name, address and social security number):

Name:

Address:

Signature:

Note: The above signature should correspond exactly with the name on the first page of this Warrant Certificate.

The Warrant Shares shall be delivered by physical delivery of a certificate to:

If said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher whole number of shares.